                                                                    Exhibit 24.1

                   POWER OF ATTORNEY AND CONFIRMING STATEMENT

This Power of Attorney and Confirming Statement (this "Statement") confirms that the undersigned has authorized and designated each of Kewsong Lee, Curtis Buser,
Jeffrey Ferguson and Anne Frederick to execute and file on the undersigned's behalf all Forms 3, 4, and 5 (including any amendments thereto) that the undersigned may be required to file with the U.S. Securities and Exchange
Commission as a result of the undersigned's ownership of or transactions in securities of The Carlyle Group Inc. (the "Company").  The authority of Kewsong
Lee, Curtis Buser, Jeffrey Ferguson and Anne Frederick under this Statement shall continue until the undersigned is no longer required to file Forms 3, 4, and 5 with regard to his ownership of or transactions in securities of The
Carlyle Group Inc., unless earlier revoked in writing.  The undersigned acknowledges that Kewsong Lee, Curtis Buser, Jeffrey Ferguson and Anne Frederick
are not assuming any of the undersigned's responsibilities to comply with
Section 16 of the Securities Exchange Act of 1934, as amended.

In witness whereof, this Statement is signed and dated as of the date set forth below.

Date: March 8, 2021                             By:  /s/ Derica W. Rice
                                                     ---------------------------
                                                Name: Derica W. Rice